UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary proxy statement.
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive proxy statement.
|X|   Definitive additional materials.
|_|   Soliciting material under Rule 14a-12.


                           TRI-CONTINENTAL CORPORATION
        (Name of Registrant as Specified in Registrant's Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

[JWS LOGO and name omitted]

September 19, 2008

Dear Financial Advisor:

I am writing to notify you that your clients who own shares of Tri-Continental Corporation should have received a proxy statement detailing several proposals with respect to the pending acquisition of J. & W. Seligman & Co. Incorporated, the manager of Tri-Continental, by RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc.

The proxy statement seeks stockholder approval of the following proposals:

    o a new investment advisory agreement between Tri-Continental and RiverSource; and

    o   the election of ten new directors of Tri-Continental.

A Special Meeting of Stockholders will be held on Tuesday, October 7, 2008 at which stockholders will be asked to vote on the proposals listed above, each as described in the proxy statement.

We ask that you encourage your clients to vote their proxies in favor of the proposals as soon as possible. Your clients should complete, date, sign and return their proxy card by mail, authorize their proxy by telephone or via the Internet, or they may vote in person at the Special Meeting, as described in the proxy statement. If any of your clients need assistance voting their shares, please have them call Georgeson Inc., Tri-Continental's proxy solicitors at 888-219-8293.

Voting in favor of the proposals will help ensure that Tri-Continental will continue to operate as a closed-end fund. If the acquisition of Seligman by RiverSource is completed and stockholders approve the new investment advisory agreement, a new portfolio management team will manage Tri-Continental's portfolio. The acquisition will not result in any change in the Corporation's investment objective or policies.

Tri-Continental has been investing through up and down market cycles for nearly 80 years. As you are aware, over the course of the past year, the market has witnessed a number of unprecedented events that have resulted in heightened volatility, investor uncertainty, and weakening financial markets. Despite the current environment, Tri-Continental is confident about the financial market's long-term prospects and will continue to prudently manage your clients' assets in accordance with its investment objective.

We appreciate your help, and thank you for your ongoing support.

Sincerely,

Charles W. Kadlec
Managing Director